RESTATED AMENDMENT #10
                            TO THE SECOND AMENDED AND
                           RESTATED PURCHASE CONTRACT

                  THIS RESTATED AMENDMENT #10 TO THE SECOND AMENDED AND RESTATED PURCHASE CONTRACT (the "Restated Amendment #10") is entered into on this 10th day of December, 1996 by and between International Private Satellite Partners, L.P., d/b/a Orion Atlantic, L.P., a Delaware limited partnership with its principal offices located at 2440 Research Boulevard, Rockville, Maryland 20850, United States of America ("Orion"), and Matra Marconi Space UK Limited, a company organised and existing under the laws of England and Wales with its Registered Office at The Grove, Warren Lane, Stanmore, Middlesex, HA7 4LY, England (the "Contractor").

                  WHEREAS, Orion Satellite Corporation, as General Partner of Orion, and British Aerospace Public Limited Company ("BAe"), entered into the Second Amended and Restated Purchase Contract, dated 26 September 1991 (together with all amendments thereto, the "F1 Contract");

                  WHEREAS, the F1 Contract was assigned by BAe to British Aerospace Space Systems Limited, the name of which was subsequently changed to MMS Space Systems Limited after its acquisition by Matra Marconi Space UK Limited;

                  WHEREAS, the parties have reached a revised agreement on the terms under which certain incentive payments will be made;

                  WHEREAS, the parties previously entered into Amendment #9 to the F1 Contract under which the conditions precedent to Orion's obligations did not occur;

                  WHEREAS, the parties previously entered into Amendment #10 to the F1 Contract (the "Original Amendment #10") under which the conditions precedent to the effectiveness of that Amendment did not occur;

                  NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto (hereinafter, the "Parties") agree as follows:

                  1.  DEFINED  TERMS.   Except  as  otherwise   defined  herein,
capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the F1 Contract.

Restated Amendment #10

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                  2.  AMENDMENT  #9.  Amendment #9 is terminated in its entirety and shall be of no force and effect.

                  3.  AMENDMENT   #10.    The   conditions   precedent   to  the
effectiveness of Original Amendment #10 did not occur and, accordingly, the Original Amendment #10 shall be of no force and effect.

                  4. CONDITION TO EFFECTIVENESS OF THIS AMENDMENT. Orion's obligations under this Restated Amendment #10 shall become effective when (i) an Option Agreement to purchase the ORION 2 Spacecraft constructed and delivered in accordance with the ORION 2 Purchase Contract, as to be amended, between Orion and Contractor (the "Option Agreement") is in effect and (ii) at least $25 million in Option payments have been made by Orion to Contractor. The date upon which this Restated Amendment #10 becomes effective is herein referred to as the "Effective Date".

                  5. ORION COVENANT AS TO PAYMENT. Orion hereby covenants and agrees that, without the Contractor's consent, it shall not, after the date of this Amendment, subordinate the payments required to be made hereunder or under Articles 15.6.1 and 15.6.2 of the F1 Contract (the "Incentives") to the payment of the principal of or the interest on any new debt incurred or guaranteed by Orion or any affiliate of ORION or to the payment of any obligation incurred with respect to the Spacecraft provided under the F1 Contract. On the Effective Date, Orion shall provide to the Contractor Orion's representation verifying that no such subordination occurred between the date of this Restated Amendment #10 and the Effective Date.

                  6. PAYMENT OF INCENTIVE: PURCHASE OF DEBENTURES

                  (a) On the Effective Date, Orion shall pay to the Contractor by wire transfer into a bank account established by the Contractor in the United States of America, the details of which account shall be made known to Orion at least two (2) weeks prior to the Effective Date, $13,000,000 of the Incentives due and payable on such date.

                  (b) On the Effective Date, the Contractor shall purchase $10,000,000 aggregate principal amount of those Debentures issued by ONS or any ONS affiliate, provided that Orion makes the payment required to be made by
Section 6(a). The Debentures shall have terms identical to those issued to British Aerospace Public Limited Company (or any affiliate thereof).

                  (c) Orion shall pay the difference between the Incentives due and payable on the Effective Date and $13,000,000 on the last day of the Option Period (as defined in the Option Agreement).

                  (d) Orion shall pay all of the remaining Incentives as they become due in accordance with the payment schedule in Articles 15.6.1 and 15.6.2 of the F1 Contract.

Restated Amendment #10

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                  7.    ADDITIONAL PROVISIONS.
                        ---------------------

                  (a) In the event of any inconsistency between this Restated Amendment #10 and the remaining provisions of the F1 Contract, the terms of this Restated Amendment #10 shall govern.

                  (b) This Restated Amendment #10 may be executed by the Parties hereto in two or more counterparts, each of which shall be deemed to be an original instrument but all of which shall be deemed to be one and the same instrument.

                  (c) Contractor hereby waives and releases any materialman's, mechanic's or other liens it may have with respect to any of the payments due hereunder.

                  (d) This Restated Amendment #10 shall be governed by the law of the State of Maryland, U.S.A.

                  IN WITNESS WHEREOF, the Parties have each duly executed this Restated Amendment #10 as of the day and year first written above.

INTERNATIONAL PRIVATE                                MATRA MARCONI SPACE
SATELLITE PARTNERS, L.P.                             UK LIMITED

By:  Orion Satellite Corporation,
     Its General Partner


By:  /s/W. Neil Bauer                                By: /s/Armand Carlier
     ----------------------------                        -----------------------
     W. Neil Bauer                                       Armand Carlier
     President


Restated Amendment #10